Exhibit 99.1

Netlist Reports Third Quarter 2023 Results

IRVINE, CALIFORNIA, October 31, 2023 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the third quarter ended September 30, 2023.

“Product revenue in the third quarter improved 67% on a sequential basis, as the memory market has begun to recover,” said Chief Executive Officer, C.K. Hong. “The transition to new DDR5 based servers and high bandwidth memory for AI are creating huge demand for products that require Netlist’s technology. The efforts to defend and fairly license our intellectual property continue and we look forward to the upcoming patent infringement trial in January against Micron. Additionally, the recent split ruling from the U.S. Court of Appeals on the Samsung contract remanded the case back to the district court. Netlist looks forward to having an opportunity to bring forth all the evidence supporting its position.”

Net sales for the third quarter ended September 30, 2023 were $16.7 million, compared to net sales of $34.4 million for the third quarter ended October 1, 2022. Gross profit for the third quarter ended September 30, 2023 was $0.4 million, compared to a gross profit of $2.2 million for the third quarter ended October 1, 2022.

Net sales for the nine months ended September 30, 2023 were $35.8 million, compared to net sales of $140.0 million for the nine months ended October 1, 2022. Gross profit for the nine months ended September 30, 2023 was $1.2 million, compared to a gross profit of $10.3 million for the nine months ended October 1, 2022.

Net loss for the third quarter ended September 30, 2023 was ($17.3) million, or ($0.07) per share, compared to a net loss in the prior year period of ($9.6) million, or ($0.04) per share. These results include stock-based compensation expense of $1.1 million and $0.9 million for the quarters ended September 30, 2023 and October 1, 2022, respectively.

Net loss for the nine months ended September 30, 2023 was ($47.2) million, or ($0.20) per share, compared to a net loss in the prior year period of ($20.4) million, or ($0.09) per share. These results include stock-based compensation expense of $3.4 million and $2.4 million for the nine months ended September 30, 2023 and October 1, 2022, respectively.

As of September 30, 2023, cash, cash equivalents and restricted cash was $50.6 million, total assets were $68.2 million, working capital was $34.5 million, and stockholders’ equity was $36.1 million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, October 31, 2023 at 12:00 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 30, 2023. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist has consistently driven innovation in the field of cutting-edge enterprise memory and storage, empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final judgment by the trial court, which could cause a lengthy delay in Netlist’s ability to collect the damage award or overturn the verdict or reduce the damages award; risks that the Ninth Circuit ruling will adversely affect Netlist’s ability to defend the final judgment on appeal; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on February 28, 2023, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:
The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	(unaudited)
	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$43,226	$25,011
Restricted cash	7,350	18,600
Accounts receivable, net	4,544	8,242
Inventories	9,175	10,686
Prepaid expenses and other current assets	738	1,308
Total current assets	65,033	63,847

Property and equipment, net	846	1,138
Operating lease right-of-use assets	1,754	2,043
Other assets	549	295
Total assets	$68,182	$67,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,360	$28,468
Revolving line of credit	—	4,935
Accrued payroll and related liabilities	1,401	1,588
Accrued expenses and other current liabilities	1,777	2,635
Long-term debt due within one year	—	447
Total current liabilities	30,538	38,073
Operating lease liabilities	1,350	1,744
Other liabilities	211	270
Total liabilities	32,099	40,087

Commitments and contingencies

Stockholders' equity:
Preferred stock	—	—
Common stock	254	233
Additional paid-in capital	306,409	250,428
Accumulated deficit	(270,580)	(223,425)
Total stockholders' equity	36,083	27,236
Total liabilities and stockholders' equity	$68,182	$67,323

Netlist, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Net sales	$16,725	$34,424	$35,772	$139,982
Cost of sales(1)	16,285	32,244	34,533	129,691
Gross profit	440	2,180	1,239	10,291
Operating expenses:
Research and development(1)	2,268	2,550	6,824	7,679
Intellectual property legal fees	12,891	5,577	32,908	11,716
Selling, general and administrative(1)	3,160	3,767	9,515	11,429
Total operating expenses	18,319	11,894	49,247	30,824
Operating loss	(17,879)	(9,714)	(48,008)	(20,533)
Other income, net:
Interest income, net	507	34	840	38
Other income, net	33	82	14	74
Total other income, net	540	116	854	112
Loss before provision for income taxes	(17,339)	(9,598)	(47,154)	(20,421)
Provision for income taxes	—	—	1	1
Net loss	$(17,339)	$(9,598)	$(47,155)	$(20,422)

Loss per common share:
Basic and diluted	$(0.07)	$(0.04)	$(0.20)	$(0.09)
Weighted-average common shares outstanding:
Basic and diluted	247,420	231,739	240,974	231,194

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$19	$22	$90	$41
Research and development	231	283	691	674
Selling, general and administrative	895	587	2,637	1,649
Total stock-based compensation	$1,145	$892	$3,418	$2,364